Exhibit 23

                         CONSENTS OF EXPERTS AND COUNSEL


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Share Incentive Plan of Acadia Realty Trust of our report dated March 15, 1999, with respect to the consolidated financial statements and schedules of Acadia Realty Trust included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                                      /s/  ERNST & YOUNG LLP

New York, New York
September 27, 1999